Exhibit 5.1


Dr. Iur. Daniel Daeniker
Rechtsanwalt
Homburger Rechtsanwalte
Weinbergstrasse 56/58
CH-8006 Zurich
Postrach 338/CH-8035 Zurich

Telefon +411 265 35 35
Fax     +411 265 35 11
daniel.daniker@homburger.ch

April 24, 2002 DADP/LUG
305306/DADP/00316.doc

Alcon, Inc.
Bosch 69
CH-6331 Hunenberg

Alcon, Inc.
Registration Statement on Form S-8
Exhibit 5 Opinion

Ladies and Gentlemen:

We have been retained as special Swiss counsel to Nestle S.A., the sole shareholder of Alcon, Inc., a corporation incorporated under the laws of Switzerland (ALCON), and, for purposes of this opinion, by Alcon, in connection with the registration statement on Form S-8, to be filed wit the United States Securities and Exchange Commission (the SEC) on the date hereof (the REGISTRATION STATEMENT) under the United States Securities Act of 1933, as amended (the ACT), with respect to the issuance of 27,834,301 common shares, par value CHF 0.20 per share (the COMMON SHARES) of Alcon pursuant to the 2002 Alcon Incentive Plan (the PLAN).

1.   DOCUMENTS REVIEWED

     In connection with this opinion, we have reviewed the following documents:

          (i)  articles of association of Alcon dated as of March 25, 2002;

         (ii)  organizational regulations of Alcon, dated as of March 21, 2002;

        (iii)  the Registration Statement, and


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         (iv)  excerpt from the Commercial Register of the Canton of Zug,
               Switzerland, dated March 28, 2002, relating to Alcon.

     No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

     No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

2.   ASSUMPTIONS

     In rendering the opinion below, we have assumed the following:

     (a) the filing of Registration Statement with the United States Securities and Exchange Commission has been authorized by all necessary actions under all applicable laws other than Swiss law;

     (b) the offering of the Common Shares has been conducted in the manner described in the Registration Statement;

     (c) all representations and warranties made by any parties in any agreement governing the offering of Common Shares were true and accurate as of the dates they were made or deemed to be repeated; and

     (d) all documents purporting to be copies or originals are complete and conform to the originals.

3.   OPINION

     Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinions:

     1. Alcon has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland, with corporate power and authority to its properties and conduct its business as described in the Registration Statement.


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     2.   The Common Shares have been authorized and, when issued in accordance with the terms of the Plan, will, pursuant to Swiss law, be validly issued as fully paid and non-assessable.

     3. If the issuance of Common Shares is conducted in accordance with the terms of the Plan, the holders of outstanding Common Shares of Alcon are not and will not be entitled to pre-emptive or other rights to acquire the Common Shares being issued pursuant to the Plan.

4.   QUALIFICATIONS

     The above opinion is subject to the following qualifications:

     (x) we are admitted to the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction.

     (y) This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change.

     (z) We express no opinion on the correctness or completeness of the Registration Statement.

                                     * * *

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

     This opinion shall be governed by and construed in accordance with the laws of Switzerland.

     Very sincerely yours,

     HOMBURGER RECHTSANWALT


     /s/ Daniel Daeniker

     Dr. Daniel Daeniker